Exhibit 10.7

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of October 14, 2021, is entered into by and among Apollo Debt Solutions BDC, a Delaware statutory trust (the “Fund”), Apollo Global Securities, LLC, a Delaware limited liability company, as intermediary manager for the Fund (the “Intermediary Manager”), and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Fund is registering for sale in a public offering (the “Offering”) a maximum of $5,000,000,000 in shares of its shares of beneficial interest, $0.01 par value per share, consisting of Class D common shares, Class I common shares and Class S common shares (collectively, the “Shares”), pursuant to the Fund’s Registration Statement on Form N-2 (File No. 333-258155), as amended from time to time;

WHEREAS, the Intermediary Manager has been engaged by the Fund to offer and sell the Shares on a best-efforts basis in the Offering through a network of participating brokers (the “Brokers”);

WHEREAS, the Fund and the Intermediary Manager desire to establish an escrow account (the “Escrow Account”) as further described herein and to deposit funds contributed by subscribers subscribing to purchase Shares (“Subscribers”) with the Escrow Agent in the Escrow Account, to be held for the benefit of the Subscribers and the Fund until such time as subscriptions for the Minimum Amount (as defined below) has been deposited into the Escrow Account in accordance with the terms of this Escrow Agreement;

WHEREAS, the Fund hereby directs the Escrow Agent to engage DST Systems, Inc. (the “Processing Agent”) to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account; and

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Escrow of Subscriber Funds.

(a)
On or before the commencement of the Offering, the Fund shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for Apollo Debt Solutions BDC” All funds received from Subscribers in payment for the Shares (“Subscriber Funds”) which comply with the instructions set forth in Section 2(a) will be delivered to the Escrow Agent promptly following the day upon which such Subscriber Funds are received by the Processing Agent and such subscription is accepted by the Fund, and shall, upon receipt of good and collected funds by the Escrow Agent, be retained in the Escrow Account for the benefit of the Subscribers and the Fund by the Escrow Agent and invested as stated below. Subscriber Funds also may be wired directly to the Escrow Account using wire instructions provided by the Escrow Agent. Such Subscriber Funds shall be retained in the Escrow Account by the Escrow Agent and shall be deposited within one (1) business day of receipt. The Subscriber Funds shall not be held by the Intermediary Manager at any time.

(b)
The Subscriber Funds held in the Escrow Account shall remain uninvested.

(c)
Escrow Agent shall have no duty to make any disbursement, investment or other use of Subscriber Funds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Fund shall promptly reimburse the Escrow Agent for any and all reasonable costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Fund. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by a Subscriber to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws.

2.
Operation of the Escrow.

(a)
Until such time as the Fund has received subscriptions for Shares resulting in gross subscription proceeds equal to the Minimum Offering (as defined below) and the funds in the Escrow Account are disbursed from the Escrow Account in accordance with Section 2(b) hereof, Subscribers will be instructed to make checks, drafts, wires, Automated Clearing House (ACH) or money orders (“Instruments of Payment”) for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for Apollo Debt Solutions BDC”. Instruments of Payment for the purchase price shall be remitted to the address designated for the receipt of such agreements and Instruments of Payment. Any Instruments of Payment made payable to a party other than the Escrow Agent shall be returned to the Fund or the Broker who submitted such Instrument of Payment. When the Broker’s internal supervisory procedures are conducted at the site at which the Instruments of Payment and the Subscription Materials (as defined below) are initially received by the Broker, by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, the Broker will send to the Escrow Agent such Instruments of Payment along with each Subscriber’s name, address, executed IRS Form W-9, number and class of Shares purchased and purchase price remitted and any other subscription documentation (the “Subscription Materials”). When the Broker’s internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Broker shall transmit the Instruments of Payment and the Subscription Materials to the Final Review Office by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, and then the Final Review Office will, by the end of the next business day following its receipt of the Instruments of Payment and the Subscription Materials, forward the Instruments of Payment to the Escrow Agent. To the extent that payments are remitted by the Processing Agent, the Fund, the Intermediary Manager or a Broker, the Processing Agent, the Fund, the Intermediary Manager or a Broker, as applicable, will furnish to the Escrow Agent a list detailing information regarding such subscriptions as set forth in Exhibit A. The Processing Agent will promptly deliver all monies received in good order from Subscribers (or from the Fund, the Intermediary Manager or Brokers transmitting monies and subscriptions from Subscribers) for the payment of Shares to the Escrow Agent for deposit in the Escrow Account. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with Section 2. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Fund or any of its affiliates. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to the satisfaction of the Minimum Amount, the Escrow Agent shall promptly notify the Processing Agent and the Fund in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent. The Processing Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the Subscriber’s name and address, (ii) the number and class of Shares purchased by such Subscriber, and (iii) the amount paid by such Subscriber for such Shares. Prior to the satisfaction of the Minimum Amount, neither the Fund nor the Intermediary Manager will be entitled to any funds received into the Escrow Account. Notwithstanding the foregoing, prior to the satisfaction of the Minimum Amount, upon the written request of a Subscriber (which may be delivered by the Fund or Intermediary Manager) to withdraw their purchase order and request a full refund, the Escrow Agent shall disburse directly to such Subscriber the principal amount of the subscription payment from such Subscriber received by the Escrow Agent.

(b)
If at any time on or prior to the Expiration Date (as defined below), the subscription proceeds received by the Escrow Agent are equal to or greater than the sale of 4,000,000 Shares, excluding Shares purchased by the Fund’s sponsor, its affiliates and the Fund’s officers and trustees (“Minimum Amount”), the Fund, at a time determined by the Fund’s board of trustees, shall deliver to the Escrow Agent a written instruction from an officer of the Fund stating that the Minimum Amount has been timely raised and authorizing the delivery of all Subscriber Funds in the Escrow Account to the Fund. Thereafter, the Escrow Agent shall (i) promptly disburse to or at the written direction of the Fund, by check or wire transfer, the funds in the Escrow Account representing the principal amount of the gross subscription payments from Subscribers received by the Escrow Agent; provided, however, that the Escrow Agent shall not disburse those funds of a Subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified in writing by the Fund, or otherwise in accordance with the Fund’s written request.

(c)
After the satisfaction of the provisions of this Section 2 with respect to the disbursement of funds, in the event that the Fund receives subscriptions made payable to the Escrow Agent, subscription proceeds may continue to be received in the Escrow Account, but to the extent that the process shall not be subject to escrow due to the Fund reaching the Minimum Amount, and at the written instruction of the Fund to the Escrow Agent, shall be disbursed as directed by the Fund. The terms of this Section 2(c) shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

(d)
If, as of the close of business on the one year anniversary of the commencement of the Offering (the “Expiration Date”), the funds in the Escrow Account do not equal or exceed the Minimum Amount, within ten (10) days following the Expiration Date, the Fund or Intermediary Manager will give written notice of such occurrence and the Escrow Agent shall promptly thereafter receipt of such written notice return directly to each Subscriber (i) by check or wire transfer, the Subscriber Funds deposited in the Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with this Escrow Agreement), or (ii) the Instruments of Payment delivered to the Escrow Agent with respect to such Subscriber’s subscription if such Instrument of Payment has not been processed for collection prior to such time, in either case. The Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments.

3.
Identity of Subscribers.

The Fund, Processing Agent or the Intermediary Manager shall furnish to the Escrow Agent with each delivery of an Instrument of Payment, a list of the Subscribers who have paid for the Shares showing the name, address, tax identification number, amount and class of Shares subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Subscribers shall be provided to the Escrow Agent in the format set forth on Exhibit A to this Escrow Agreement (the “List of Subscribers”). All Subscriber Funds so deposited shall not be subject to any liens or charges by the Fund, the Intermediary Manager or the Escrow Agent, or judgments or creditors’ claims against the Fund, until released to the Fund as hereinafter provided. The Fund understands and agrees that the Fund shall not be entitled to any Subscriber Funds on deposit in the Escrow Account and no such funds shall become the property of the Fund except when released to the Fund pursuant to this Escrow Agreement. Subject to Section 6(g), the Fund, the Intermediary Manager and the Escrow Agent will treat all Subscriber information as confidential. The Escrow Agent shall not be required to accept any funds from Subscribers that are not accompanied by the information on the List of Subscribers.

4.
Rejected Subscriptions.

In the event the Escrow Agent receives written notice from the Fund or the Intermediary Manager that the Fund or Intermediary Manager has rejected a Subscriber’s subscription, the Escrow Agent shall pay directly to the applicable Subscriber, within ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Subscribers, or at such other address or wire instructions as are furnished to the Escrow Agent by the Subscriber in writing, all collected sums paid by the Subscriber for Shares and received by the Escrow Agent.

5.
Term of Escrow.

Unless otherwise provided in this Escrow Agreement, final termination of this Escrow Agreement shall occur on the earliest of the date that (a) all funds held in the Escrow Account are distributed either to the Fund or to Subscribers and the Fund has informed the Escrow Agent in writing to close the Escrow Account, (b) all funds held in the Escrow Account are distributed to a successor escrow agent upon written instructions from the Fund or (c) the Escrow Agent receives written notice from the Fund or the Intermediary Manager that the Fund terminated the Offering and any funds held in the Escrow Account are distributed in accordance with this Escrow Agreement. After the termination of this Escrow Agreement, the Fund and the Intermediary Manager shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Subscribers.

6.
Duty and Limitation on Liability of the Escrow Agent.

(a)
The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. The Escrow Agent shall at all times comply with applicable securities or other laws in performing its duties pursuant to this Escrow Agreement provided the Escrow Agent shall be deemed in compliance with the foregoing and protected in relying upon the written direction of the Fund and shall have no independent obligation to evaluate whether an act or omission complies with applicable securities or other laws. Neither the Offering documents, nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.

(b)
The Escrow Agent shall be under no duty to determine whether the Fund or the Intermediary Manager is complying with the requirements of the Offering or applicable securities or other laws in tendering the Subscriber Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Fund or the Intermediary Manager and any other party.

(c)
The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order, opinion or advice of counsel, or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Upon or before the execution of this Escrow Agreement, the Fund and the Intermediary Manager shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit B to this Escrow Agreement. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. The Escrow Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Fund and by the Intermediary Manager, acting severally but not jointly, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Escrow Agreement.

(d)
The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its reasonable satisfaction pursuant to the terms herein.

(e)
The Escrow Agent may consult outside counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.

(f)
The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, recklessness or willful misconduct was the primary cause of loss.

(g)
The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Escrow Agreement or with respect to the form of execution of the same. The Escrow Agent shall keep strictly confidential all information sent to it unless such material is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order, decree or subpoena, or request by a regulatory organization having authority pursuant to the law. Notwithstanding the foregoing, nothing in this Agreement prohibits, prevents, or limits the Escrow Agent from disclosing any Subscriber information, without notice to or consent of the Fund or Intermediary Manager, if the disclosure is required by law to be made to a supervisory or governmental authority or a self-regulatory organization in the course of any examination, inquiry, or audit of the Escrow Agent or any of the Escrow Agent’s representatives or businesses. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

(h)
In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Subscriber, resulting in adverse or conflicting claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, with jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Subscriber Funds, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

(i)
In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(j)
IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(k)
The parties agree that the Escrow Agent had no role in the preparation of the Offering documents, has not reviewed any such documents, and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

(l)
The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Shares.

(m)
The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscriber Funds once transferred to the Fund, that being the sole obligation and responsibility of the Fund.

7.
Escrow Agent’s Fee.

The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Fund or any of its affiliates. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement with the Fund’s or the Intermediary Manager’s consent or as required by law, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof with the Fund’s consent, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation relating to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs and expenses, including reasonable attorney’s fees and expenses, occasioned by any delay, controversy, litigation or event, and the same shall be paid by the Fund or any of its affiliates. The Fund’s obligations under this Section 7 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.

8.
Notices.

All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the business day of transmission if sent by facsimile or email to the facsimile number or email given below, with written confirmation from the recipient of receipt, (c) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows, provided, however, that notice to the Escrow Agent will be deemed given upon receipt by the Escrow Agent:

If to the Fund:	Apollo Debt Solutions BDC Attn: Joseph D. Glatt 9 West 57th Street New York, New York 10019 Email: jglatt@apollo.com
If to Intermediary Manager:	Apollo Global Securities, LLC Attn: Amanda Huttenlocher 9 West 57th Street New York, New York 10019
If to Escrow Agent:	UMB Bank, N.A. 928 Grand Blvd, 12th Floor Corporate Trust & Escrow Services Kansas City, MO 64106 Attn: Lara Stevens Phone: (816) 860-3017 Facsimile: (816) 860-3029 Email: escrows@umb.com

Any party may change its address for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

9.
Indemnification of Escrow Agent.

The Fund and the Intermediary Manager hereby severally but not jointly indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been caused by the gross negligence, recklessness or willful misconduct of the Escrow Agent. The terms of this Section 10 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

10.
Resignation.

The Escrow Agent may resign upon sixty (60) calendar days’ advance written notice to the Fund. In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Fund. Any such successor escrow agent shall deliver to the Fund a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow Agent shall promptly pay the

Subscription Amounts in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed within the sixty (60) calendar day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Subscriber Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

11.
Removal.

The Escrow Agent may be removed by the Fund at any time by written notice provided to the Escrow Agent, which instrument shall become effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal. In the event of any such removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Fund. Any such successor escrow agent shall deliver to the Fund a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscriber Funds in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Fund within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

12.
Maintenance of Records.

The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Escrow Agreement, and as may from time to time be reasonably requested by the Fund before such termination, the Escrow Agent shall provide the Fund with a copy of such records. The authorized representatives of the Fund and the Intermediary Manager shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

13.
Successors and Assigns.

Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

14.
Governing Law; Jurisdiction.

This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of New York.

15.
Severability.

In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

16.
Amendments; Waivers.

This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Fund and the Intermediary Manager agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

17.
Entire Agreement.

This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

18.
References to Escrow Agent.

No printed or other matter in any language (including, without limitation, the Offering document, any supplement or amendment relating thereto, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Fund or the Intermediary Manager, or on the Fund’s or Intermediary Manager’s behalf unless the Escrow Agent shall first have given its specific written consent thereto.

19.
Section Headings.

The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

20.
Counterparts.

This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

21.
Electronic Transactions.

The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

22.
Regulatory Compliance.

The Fund and the Intermediary Manager agree to provide the Escrow Agent completed IRS Forms W-9 (or IRS Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request at the time of execution of this Escrow Agreement and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, and Bank Secrecy Act, as amended from time to time, which information shall be used to verify the identities of the parties to ensure compliance with the terms of such acts. The Escrow Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each Payment Instrument and shall inform the Fund if a Payment Instrument fails the OFAC search.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

APOLLO DEBT SOLUTIONS BDC

/s/ Joseph D Glatt
Name: Joseph D. Glatt Title: Chief Legal Officer

Apollo Global Securities, LLC

/s/ Amanda Huttenlocher
Name: Amanda Huttenlocher Title: Chief Compliance Officer

UMB BANK, N.A., as Escrow Agent

[Signature Page to Subscription Escrow Agreement]

EXHIBIT A

LIST OF SUBSCRIBERS

Pursuant to the Escrow Agreement dated [ ], 2021 by and between Apollo Debt Solutions BDC (the “Fund”), Apollo Global Securities, LLC (the “Intermediary Manager”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the following investors have paid money for the purchase of the Shares in the Fund and the money has been deposited with the Escrow Agent:

1.
Name of Subscriber:

Address:

Tax Identification Number:

Amount and class of Securities subscribed for:

Amount of money paid and deposited with Escrow Agent:

2.
Name of Subscriber:

Address:

Tax Identification Number:

Amount and class of Securities subscribed for:

Amount of money paid and deposited with Escrow Agent:

EXHIBIT B

CERTIFICATE AS TO AUTHORIZED SIGNATURES

[To be provided]

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of, and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Apollo Debt Solutions BDC.

Name/Title	Specimen Signature

EXHIBIT C

ESCROW AGENT FEE

Acceptance Fee	$2,250/one-time

For initial services including review, execution and delivery of the agreements and all supporting documents, acceptance of the appointment and establish accounts of the agreement and all supporting documents. This is a one-time fee payable at the time of the closing.

Escrow Agent Administration Fee	$2,500/per year

For ordinary services of the escrow agent including normal administration of the account, payable annually in advance, with the first installment payable at the time of the closing. This schedule of fees applies to our present understanding of the transaction. Should the transaction terms change, UMB reserves the right to modify our pricing.

Transaction Fees
Outgoing Wires	$15/per wire
Overnight Delivery/Mailings	$16.50/per
IRS Tax Reporting	$10.00/per 1099
Daily BAI File to TA	$75.00/per month
Wire Ripping File to DST	$200.00/per month

Acceptance fee and first year Annual Escrow Agent fee will be payable at the initiation of the escrow. Thereafter, the Annual Escrow Agent fees will be billed in advance and transactional fees will be billed quarterly in arrears. Other fees and expenses will be billed as incurred.

Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services agreed to by the Fund, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, all reasonable expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) agreed to by the Fund such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable.